                                                                      Exhibit 99



                                     DRAFT
                                    10/31/96



                                    Form of
                         FIRST CHICAGO NBD CORPORATION
                         -----------------------------
                          SAVINGS AND INVESTMENT PLAN
                          ---------------------------

                          (Effective January 1, 1997)

                               Table of Contents
                               -----------------


ARTICLE 1
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Introduction............................................... 1
   1.1   History........................................... 1
   1.2   Purpose of the Plan............................... 1
   1.3   The Trust......................................... 1
   1.4   Effective Date.................................... 1
   1.5   Administration.................................... 1
   1.6   Form of Election and Signature.................... 2
   1.7   Plan Supplements.................................. 2

ARTICLE 2

Definitions................................................ 2
   2.1   Account........................................... 2
   2.2   Actual Deferral Percentage........................ 3
   2.3   After-Tax Contributions........................... 3
   2.4   Before-Tax Contributions.......................... 3
   2.5   Code.............................................. 3
   2.6   Committee......................................... 3
   2.7   Company Stock..................................... 3
   2.8   Compensation...................................... 3
   2.9   Contribution Percentage........................... 4
   2.10  Controlled Group.................................. 4
   2.11  Corporation....................................... 4
   2.12  Designated Beneficiary............................ 4
   2.13  Earnings.......................................... 4
   2.14  Effective Date.................................... 4
   2.15  Eligible Employee................................. 4
   2.16  Employer.......................................... 4
   2.17  Employer Discretionary Contribution............... 4
   2.18  ERISA............................................. 5
   2.19  Highly Compensated Employee....................... 5
   2.20  Hour of Service................................... 5
   2.21  Investment Funds.................................. 5
   2.22  Leave of Absence.................................. 6
   2.23  Matching Contributions............................ 6
   2.24  NBD Plan.......................................... 6
   2.25  Participant....................................... 6
   2.26  Plan.............................................. 6
   2.27  Plan Year......................................... 6
   2.28  Related Company................................... 6
   2.29  Settlement Date................................... 7
   2.30  Subsidiary........................................ 7
   2.31  Trust............................................. 7
   2.32  Trust Fund........................................ 7
   2.33  Valuation Date.................................... 7
   2.34  Year of Service................................... 7

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
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ARTICLE 3

Plan Participants..............................................................  7
   3.1   Participation.........................................................  7
   3.2   Employees of Foreign Subsidiaries.....................................  8
   3.3   Cessation of Participation............................................  8
   3.4   Cessation and Resumption of Active Participation......................  8
   3.5   Participants' Right to Share in Employer..............................  9
   3.6   Notice of Participation...............................................  9
   3.7   Leased Employees......................................................  9

ARTICLE 4

Employers' Contributions.......................................................  9
   4.1   Employers' Contributions..............................................  9
         (a)  Matching Contributions...........................................  9
         (b)  Before-Tax Contributions........................................  10
         (c)  Employer Discretionary Contributions............................  10
   4.2   Payment of Employers' Contributions..................................  10
   4.3   Deduction Limitation.................................................  11
   4.4   Verification of Employers' Contributions.............................  11
   4.5   Forfeiture of "Orphaned" Matching Contributions......................  11

ARTICLE 5

Before-Tax and After-Tax Contributions........................................  11
   5.1   Before-Tax Contributions.............................................  11
   5.2   Distribution of Excess Deferrals.....................................  12
   5.3   Actual Deferral Percentage Test Limitation on Before-Tax
         Contributions........................................................  12
   5.4   Variation, Discontinuance and Resumption of Participant
         Contributions........................................................  13
   5.5   Rollover Contributions...............................................  14
   5.6   Transferred Benefits.................................................  15
   5.7   Contribution Percentage Test Limitation on Matching Contributions....  15
   5.8   Multiple Use.........................................................  16

ARTICLE 6

Plan Accounting and Investment Alternatives...................................  16
   6.1   Separate Participant Accounts........................................  16
   6.2   Investment Alternatives..............................................  17
   6.3   Investment Elections.................................................  18
   6.4   Charging Payments and Distributions..................................  18
   6.5   Adjustment of Accounts...............................................  18
   6.6   Statement of Accounts................................................  19
   6.7   Investments in Company Stock.........................................  19
   6.8   Allocation of Company Stock..........................................  19
   6.9   Additional Accounting Rules For Company Stock........................  20
   6.10  Voting and Tender of Company Stock...................................  21

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   6.11  Correction of Error........................................  21

ARTICLE 7

Distribution of Account Balances....................................  22
   7.1   Settlement Date............................................  22
   7.2   Methods of Benefit Payment.................................  22
   7.3   Selection of Time and Manner of Benefit Payment............  22
   7.4   Designated Beneficiaries...................................  23
   7.5   Eligible Rollover Distributions............................  23
         (a)  ......................................................  23
         (b)  Eligible rollover distribution........................  24
         (c)  Eligible retirement plan..............................  24
         (d)  Distributee...........................................  24
         (e)  Direct rollover.......................................  24
   7.6   Payment of Certain Benefits from Transfer Account..........  25

ARTICLE 8

Withdrawals and Loans During Employment.............................  27
   8.1   Withdrawal of Before-Tax Contributions, Matching
         Contributions and Employer Discretionary Contributions
         on Account of Financial Hardship...........................  27
   8.2   Withdrawal of After-Tax Contributions......................  28
   8.3   Withdrawal of Prior Employer Contributions.................  28
   8.4   Withdrawal After Age 59-1/2................................  28
   8.5   Loans to Participants......................................  28

ARTICLE 9

Maximum Contributions...............................................  30
   9.1   Limitations on Annual Additions............................  30
   9.2   Excess Annual Additions....................................  31
   9.3   Combined Plan Limitation...................................  31

ARTICLE 10

General Provisions..................................................  32
   10.1  Payment to Substitute Beneficiaries........................  32
   10.2  Payment with Respect to Incapacitated Participants
         or Beneficiaries...........................................  32
   10.3  Examination of Plan Documents..............................  33
   10.4  Notices....................................................  33
   10.5  Nonalienation of Plan Benefits.............................  33
   10.6  No Employment or Benefit Guaranty..........................  34
   10.7  Litigation.................................................  34
   10.8  Evidence...................................................  35
   10.9  Gender and Number..........................................  35
   10.10 Waiver of Notice...........................................  35
   10.11 Applicable Law.............................................  35
   10.12 Severability...............................................  35

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   10.13 Fiduciary Responsibilities..................................  35
   10.14 Funding of Plan Benefits....................................  35

ARTICLE 11

Relating to Plan Administration......................................  36
   11.1  Committee Appointed by Corporation..........................  36
   11.2  Resignation or Removal of Committee Member..................  36
   11.3  Committee Secretary.........................................  36
   11.4  Powers of Committee.........................................  36
   11.5  Action by Committee.........................................  37
   11.6  Committee Support...........................................  38
   11.7  Decision of Committee Final.................................  38
   11.8  Review of Benefit Determinations............................  38
   11.9  Uniform Rules...............................................  38
   11.10 Indemnification.............................................  39

ARTICLE 12

Relating to the Employers............................................  39
   12.1  Action by Employers.........................................  39
   12.2  Additional Employers........................................  39
   12.3  Restrictions as to Reversion of Trust Fund to
         Employers...................................................  39

ARTICLE 13

Amendment and Termination............................................  40
   13.1  Amendment...................................................  40
   13.2  Termination.................................................  41
   13.3  Vesting on Termination......................................  41
   13.4  Plan Merger.................................................  41
   13.5  Notice of Amendment, Termination or Plan Merger.............  41

ARTICLE 14

Top-Heavy Plan Rules.................................................  42
   14.1  Key Employees...............................................  42
   14.2  Top-Heavy Plan..............................................  43
   14.3  Aggregation Groups..........................................  43
   14.4  Special Minimum Contributions...............................  43

APPENDIX A

INVESTMENT FUNDS.....................................................  45

SUPPLEMENT B......................................................... B-1

SUPPLEMENT C......................................................... C-1
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

           FIRST CHICAGO NBD CORPORATION SAVINGS AND INVESTMENT PLAN
           ---------------------------------------------------------

                                   ARTICLE 1
                                   ---------

                                 Introduction
                                 ------------

          1.1 History. On December 1, 1995, First Chicago Corporation ("FCC") merged with and into NBD Bancorp, Inc. ("NBD") at which time NBD was renamed
First Chicago NBD Corporation ("Corporation"). Consistent with the terms of the merger agreement between NBD and FCC, the Corporation intends to create one savings plan qualified under the Internal Revenue Code for the benefit of all eligible employees of the Corporation, its subsidiaries and related companies.
To this end, on December 31, 1996 the NBD Bancorp, Inc. Employees' Savings and
Investment Plan ("NBD Plan") was merged into the First Chicago Corporation
Savings Incentive Plan (the "Plan"). This document constitutes an amendment and restatement of the Plan effective January 1, 1997.

          1.2 Purpose of the Plan. The purpose of the Plan is to enable eligible employees of the Corporation and eligible employees of the Corporation's subsidiaries and other related companies which adopt the Plan (the
"Employers") with the Corporation's consent to accumulate their own funds and share in the contributions of their Employers, and thereby assist such employees in providing for their future security. The Plan is intended to be a qualified profit sharing plan under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"). The Plan is also intended to qualify as a cash and deferred arrangement under Section 401(k) of the Code. In addition, the Plan will operate as a multiple employer plan within the meaning of Section 413(c) of the Code. The provisions of this Plan shall apply only to an employee who is employed by an Employer on or after the Effective Date. The rights and benefits, if any, of a former employee of FCC or NBD shall be determined in accordance with the provisions of the Plan (or the NBD Plan, if applicable) in effect on the date his employment was terminated.

          1.3 The Trust. Funds contributed under the Plan will be held and invested until distributed by the person or persons from time to time appointed by the Corporation to serve as the trustee of the First Chicago Corporation
Savings and Investment Plan Trust (the "Trust").

          1.4 Effective Date. The "Effective Date" of the Plan, as set forth herein, is January 1, 1997.

          1.5  Administration.  The Plan will be administered by the Retirement
Committee (the "Committee") described in section 11 and any other persons so authorized by the Committee. Copies of the Plan and Trust, which forms a part of the Plan, are on file at the principal offices of the Corporation where they may be examined by any employee of an Employer. The provisions of, and benefits under, the Plan are subject to the Trust.

          1.6 Form of Election and Signature. Any election or consent permitted or required to be made or given by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be made in writing or shall be given by means of such interactive telephone system as the Committee may designate from time to time as the sole vehicle for executing regular transactions under the Plan (referred to generally herein as the "Phone System"). Each Participant shall have a personal identification number or "PIN" for purposes of executing transactions through the Phone System, and entry by a Participant of his PIN shall constitute his valid signature for purposes of any transaction the Committee determines should be executed by means of the Phone System, which may include, without limitation, enrolling in the Plan, electing contribution rates, making investment choices, executing loan documents, and requesting a withdrawal or distribution. Any election made through the Phone System shall be considered submitted to the Committee on the date it is electronically transmitted.

          1.7 Plan Supplements. The provisions of the Plan as applied to any Employer or any group of employees of any Employer may be modified or supplemented from time to time by the Corporation by the adoption of one or more Supplements. Each Supplement shall form a part of the Plan as of the Supplement's effective date. In the event of any inconsistency between a Supplement and the Plan document, the terms of the Supplement shall govern.


                                   ARTICLE 2
                                   ---------

                                  Definitions
                                  -----------

The following terms, when used in the Plan, shall have the following definitions unless the context expressly requires otherwise:

          2.1 Account means the record, maintained by the Committee for each Participant, of his interest in the Trust Fund. The Committee also will maintain, for each Participant, (i) such separate accounts as it deems necessary to reflect contributions to the Plan (as described in section 6.1) and (ii) a record of the portion of his account that is invested in each of the Investment Funds.

          2.2 Actual Deferral Percentage means for a specified group of Eligible Employees for any Plan Year, the average of ratios (computed separately for each Eligible Employee) of (i) the Before-Tax Contributions (and any other Employer contributions which meet the withdrawal restrictions and vesting requirements of Section 401(k) of the Code, except, however, Matching Contributions are not intended to be used in the computation of this percentage or for purposes of section 5.3) for each Eligible Employee in such group for such Plan Year to (ii) the Eligible Employee's Earnings for such Plan Year.

          2.3 After-Tax Contributions means the amount of a Participant's Compensation contributed by him to the Plan on an after-tax basis prior to the Effective Date. No new After-Tax Contributions are permitted to be made to the Plan on and after the Effective Date.

          2.4 Before-Tax Contributions means the amount by which a Participant's Compensation is reduced at his election pursuant to section 5.1 and which is contributed to the Trust Fund on his behalf by his Employer pursuant to section 4.1(b).

          2.5 Code means the Internal Revenue Code of 1986, as amended and in effect from time to time.

          2.6  Committee means the Retirement Committee of the Corporation.

          2.7 Company Stock means "qualifying employer securities", as defined in Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, of the Corporation.

          2.8 Compensation means all cash renumeration paid to or for the benefit of a Participant during a Plan Year as a U.S.-based employee of an Employer for the Participant's services as an employee not in excess of $150,000 (or such other maximum amount as may be permitted from time to time by the Secretary of the Treasury or his delegate or by law) including amounts withheld from his pay pursuant to a salary reduction agreement and which are not includible in his gross income under Sections 125 and 402(a)(8) of the Code, overtime, supplemental pay, sales commissions and shift differentials; however, Compensation shall not include amounts paid before the date he became a Participant, or after the date he no longer is eligible to actively participate, bonuses, business unit performance awards, lump sum severance payments, tuition assistance, adoption assistance, referral awards, production payments, service and recognition awards, discretionary profit sharing awards, stock-related income, dividends, payments of salary or bonus deferrals, payments from reimbursement accounts, life insurance attributions, relocation allowances and any other non-cash compensation.

          2.9 Contribution Percentage means for a specified group of Eligible Employees for any Plan Year the average of the ratios (computed separately for each Eligible Employee in such group) of (i) Matching Contributions (and any Employer contributions described in Section 401(m)(3) of the Code or which meet the withdrawal and vesting requirements of Section 401(k) of the Code, if the Employer elects, in accordance with Treasury Regulations, to take such contributions into account) for each Eligible Employee in such group for such Plan Year to (ii) the Eligible Employee's Earnings for such Plan Year.

          2.10 Controlled Group means a controlled group of corporations or trades or businesses within the meaning of Sections 414(b) and 414(c) of the Code.

          2.11 Corporation means First Chicago NBD Corporation, a Delaware corporation, or its successor or successors.

          2.12 Designated Beneficiary means any person or persons designated by a Participant in accordance with section 7.4 to receive any benefits on account of the death of the Participant.

          2.13 Earnings with respect to each employee of an Employer means total remuneration for services rendered to the Corporation during the Plan Year as reported for federal income tax purposes on Form W-2 plus any amounts which are not includible in the employee's gross income under Sections 125 or 402(a)(8) of the Code, but excluding amounts in excess of $150,000 (or such other maximum amount as may be permitted by the Secretary of the Treasury or his delegate or by law).

          2.14 Effective Date means January 1, 1997.

          2.15 Eligible Employee means any individual who currently satisfies all of the eligibility requirements of subsection 3.1, disregarding paragraph
(d) thereof.

          2.16 Employer means the Corporation and any Related Company or Subsidiary that has adopted the Plan with the Corporation's consent in accordance with the provisions of section 12.2. The Corporation, Related Companies and Subsidiaries that have adopted the Plan are sometimes referred to herein collectively as the "Employers" and individually as an "Employer."

          2.17 Employer Discretionary Contribution means the discretionary contribution an Employer may make on behalf of each eligible individual as described in subsection 4.1(c).

          2.18 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

          2.19 Highly Compensated Employee means an employee of an Employer who
(a) was a 5-percent owner of the Corporation as defined in Section 416(i)(1) of the Code at any time during the Plan Year or the preceding Plan Year, or (b) during the preceding Plan Year received Earnings from the Related Companies and Subsidiaries (treating each Controlled Group separately) in excess of $80,000 (or such other maximum amount as may be permitted from time to time by the Secretary of the Treasury or his delegate or by law).

          2.20 Hour of Service means:

     (a) Each hour for which an employee is directly or indirectly compensated, or employed, by the Corporation, a Related Company or a Subsidiary. A salaried employee shall be credited with 45 hours of service for each week for which he is directly or indirectly compensated, or employed by, the Corporation, a Related Company or a Subsidiary.

     (b) Each other hour required by federal law to be counted as an "hour of service," including (i) each such hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Corporation, a Related Company or a Subsidiary, and (ii) each such hour for which an employee is on maternity or paternity leave of absence; provided, that not more than 501 hours of service shall be credited for payments of back pay, to the extent that such back pay is awarded for a period of time during which the employee did not or would not have performed duties as an employee and not more than 501 hours of service shall be credited by reason of a maternity or paternity leave of absence.

Hours described in subsection (b) next above for employees on a maternity or paternity leave of absence shall be determined in the same manner as compensated hours of service, hours shall be credited for the period in which such duties were performed (regardless of when payment is due) or for which such compensation was paid and for this purpose the rules for crediting hours of service set forth in Section 2530.200b-2 of the Department of Labor Regulations are hereby incorporated by reference.

          2.21 Investment Funds means those funds to be established within the Trust Fund for the investment of Participants' Accounts as described at section 6.2.

          2.22  Leave of Absence means:
                ----------------

     (a) a leave of absence required by law or granted by an Employer or Related Company or Subsidiary on account of service in military or governmental branches described in any applicable statute granting reemployment rights to employees who enter such branches, or any other military or governmental branch designated by the Employer;

     (b) a Leave of Absence for any period the employee is absent from work by reason of the employee's pregnancy, the birth of a child of the employee, the placement of a child with the employee in connection with the adoption of the child by the employee or the caring for the child for a period beginning immediately after such birth or placement; and

     (c) any other absence from active employment with an Employer or Related Company or Subsidiary that is approved by it and not treated by it as a termination of employment.

Leaves of Absence granted by an Employer or Related Company or Subsidiary will be governed by rules uniformly applied to all similarly situated employees of that Employer, Related Company or Subsidiary.

          2.23 Matching Contributions means contributions which the Employer makes as a percentage of a Participant's Before-Tax Contributions under section 4.1(a).

          2.24 NBD Plan means the NBD Bancorp, Inc. Employees' Savings and Investment Plan which was merged into this Plan immediately prior to the Effective Date.

          2.25 Participant means an employee or former employee of an Employer who has met the eligibility requirements of Article 3 to participate in the Plan, including the requirements of subsection 3.1(d). An employee who becomes a Participant will continue as such until complete distribution of his Accounts is made to him or on his behalf under section 7.2.

          2.26 Plan means the First Chicago NBD Corporation Savings and Investment Plan (formerly known as the First Chicago Corporation Savings and Investment Plan).

          2.27 Plan Year means the calendar year.

          2.28 Related Company means the Corporation, and any other corporation or trade or business during the period in which such corporation or trade or business is a member of the same Controlled Group as the Corporation.

          2.29 Settlement Date means, as to a Participant, the Valuation Date next following the date on which the Committee receives official confirmation that a Participant has terminated employment with all of the Related Companies and Subsidiaries, whether because of death, retirement or otherwise or, in the case of a Participant who has attained age 59-1/2, the date the Committee receives the election specified under section 8.4.

          2.30 Subsidiary means a corporation or partnership during any period during which at least 50% of its equity interest is directly or indirectly owned by the Corporation.

          2.31 Trust means the First Chicago NBD Corporation Savings and Investment Plan Trust.

          2.32 Trust Fund means, as of any date, all property of every kind then held by the trustee pursuant to the terms of the Trust.

          2.33 Valuation Date means each day that the New York Stock Exchange is open or such other dates that the Committee may designate.

          2.34 Year of Service means a 12 consecutive month period commencing on the date an employee first completes an Hour of Service (and each 12 consecutive month period commencing on the anniversary of his hire date) within which the employee completes at least 1,000 Hours of Service, provided, however, that for purposes of determining the first date upon which an individual can enter the Plan, an employee will not be recognized as having completed a Year of Service until the end of the applicable 12 month period (although employment on the last day of such 12 month period is not required for completion of a Year of Service).

                                   ARTICLE 3
                                   ---------

                               Plan Participants
                               -----------------

          3.1 Participation. Each Participant in the Plan or the NBD Plan immediately prior to the Effective Date will continue as a Participant in the Plan on and after that date, subject to the conditions and limitations of the Plan. Each other employee of an Employer will become a Participant in the Plan on the first payroll date, after the Effective Date, coincident with or following the date he meets all of the following requirements:

     (a) he is employed by an Employer; however, employees covered by a collective bargaining agreement shall not be eligible to participate unless the collective bargaining agreement states otherwise;

     (b) he is either (i) a salaried employee (that is, an employee whose compensation is expressed on his Employer's records as a rate per year rather than rate per hour) who has completed one calendar month of employment following the date he first performs an Hour of Service or
          (ii) an hourly employee who has completed at least one Year of Service;

     (c)  he is classified by his Employer as a U.S.-based employee; and

     (d) he has elected to contribute to the Plan, according to rules established by the Committee.

          3.2 Employees of Foreign Subsidiaries. A United States citizen employed by a foreign subsidiary (as defined in Section 3121(1)(8) of the Code) of any domestic Employer shall be considered an employee of that Employer if it has entered into an agreement under Section 3121(1) of the Code which applies to such foreign subsidiary and if contributions under a funded plan of deferred compensation are not provided by any person other than such Employer with respect to the remuneration paid to such individual by such foreign subsidiary, and in such event, his remuneration from, and employment with, said foreign subsidiary shall be deemed to be Compensation and to be employment with an Employer, respectively.

          3.3 Cessation of Participation. Once an Eligible employee has become a Participant in the Plan in accordance with section 3.1 above, such employee shall remain a Participant in the Plan until the date that the Participant's entire Account balances under the Plan have been distributed to him or on his behalf in accordance with the Plan.

          3.4 Cessation and Resumption of Active Participation. A Participant who ceases to be an Eligible Employee (including an employee who transfers from a salaried to an hourly position who has not yet earned a Year of Service) shall no longer be eligible to make contributions to the Plan. Such an individual shall resume active participation in the Plan on the first payroll date coincident with or following the date he again meets all of the eligibility requirements of section 3.1. A Participant who elects to discontinue making Before-Tax Contributions in accordance with section 5.1 may elect again to contribute as of the first day of any payroll period following his election to discontinue making contributions, by properly electing to resume contributions in accordance with uniform rules established by the Committee.

          3.5 Participants' Right to Share in Employer Contributions. Only those Participants who are employed by an Employer and are receiving Compensation for a pay period are entitled to share in Employer contributions made in accordance with subsections 4.1(a) and 4.1(b) with respect to such pay period.

          3.6 Notice of Participation. Each employee will be notified of the date he is eligible to become a Participant by making a contribution election.

          3.7 Leased Employees. If a person satisfies the requirements of section 414(n) of the Code and applicable Treasury regulations for treatment as a "Leased Employee", such Leased Employee shall not be eligible to participate in this Plan but, to the extent required by section 414(n) of the Code and applicable Treasury regulations, such person shall be treated as if the services performed by him in such capacity were performed by him as an employee of a Related Company or Subsidiary which has not adopted the Plan; provided, however, that no such service shall be credited for any period during which not more than 20% of the workforce of the Employers, the Related Companies and Subsidiaries (divided by Controlled Groups) consists of Leased Employees and the Leased Employee is a participant in a money purchase pension plan maintained by the leasing organization which (i) provides for a non-integrated employer contribution of at least 10 percent of compensation, (ii) provides for full and immediate vesting, and (iii) covers all employees of the leasing organization (beginning with the date they become employees), other than those employees excluded under section 414(n)(5) of the Code.


                                   ARTICLE 4
                                   ---------

                           Employers' Contributions
                           ------------------------

          4.1 Employers' Contributions. Subject to the conditions and limitations of this Article 4 and Article 9, for each Plan Year the Employers will make contributions to the Trust Fund in an amount equal to the sum of the amounts determined in accordance with subsections (a) and (b) below:

     (a) Matching Contributions. With respect to each Participant who has made a Before-Tax Contribution to the Plan as of the end of any pay period (excluding Before-Tax Contributions made automatically under Supplement C to replace distributed dividends), the

          Employers shall make a Matching Contribution on behalf of each Participant equal to one hundred (100) percent of that portion of each Participant's Before-Tax Contributions which do not exceed three (3) percent of the Participant's Compensation for such pay period and an amount equal to fifty (50) percent of that portion of a Participant's Compensation that exceeds three (3) percent but does not exceed six
          (6) percent of the Participant's Compensation for such pay period.

     (b) Before-Tax Contributions. For each payroll date of an Employer which ends during a Plan Year, each Employer will contribute to the Trust Fund 100 percent of the Before-Tax Contributions, if any, elected by each Participant employed by it on that payroll date.

     (c) Employer Discretionary Contributions. As of the first business day of each Plan Year, the Employers may contribute a uniform amount to the Account of each "eligible individual," as defined in the following sentence, such amount as to be determined in the absolute discretion of the Corporation's Board of Directors or Organization, Compensation and Nominating Committee (without regard to the Corporation's current and accumulated net profits) on or before such date; however, in the case of eligible individuals designated by their Employer as hourly-paid employees, the uniform amount contributed to such employee's Accounts may be a fixed percentage of the amount contributed to eligible employees designated by their Employer as salaried-paid employees. An eligible individual is any employee of an Employer who
          (i) is an Eligible Employee as of the first day of the Plan Year for which the contribution is made, (ii) is in salary band 6 or below (or its equivalent) and (iii) has completed a period of service determined by the Organization, Compensation and Nominating Committee of the Corporation for purposes of determining eligibility for an Employer Discretionary Contribution (which period of service shall comply with Section 401(a) of the Code and shall not discriminate in favor of Highly Compensated Employees).

          4.2 Payment of Employers' Contributions. It is intended that each Employer's contributions under the Plan made in accordance with subsection 4.1(a) for a Plan Year shall be paid to the Trust Fund (as described in section 10.14) under the Plan, without interest, to the extent practicable as of the last day of each calendar month, but in no event later than the time prescribed by law for filing the Employer's federal income tax return for its fiscal year coinciding with the Plan Year for which such contributions are made, including any extensions of time thereof. Each Employer's contributions under the Plan made in accordance with subsection 4.1(b) for any payroll date shall be paid to the Trust Fund, without interest, as soon after that payroll date as it can reasonably be segregated from the Employer's general assets. Each Employer's contributions under the Plan to be made in accordance with subsection 4.1(c) shall be paid to the Trust Fund, without interest, as soon as practicable following the first day of the Plan Year for which the contribution is made, but in no event later than the time prescribed by law for filing the Employer's federal income tax return for its fiscal year coinciding with the Plan Year for which such contributions are made, including any extensions.

          4.3 Deduction Limitation. Each Employer's aggregate contributions under the Plan for any Plan Year in no event shall exceed an amount equal to the maximum amount deductible on account thereof by that Employer for its fiscal year coinciding with that Plan Year as an expense for purposes of federal taxes on income.

          4.4 Verification of Employers' Contributions. The certificate of an independent certified public accountant selected by the Corporation as to the correctness of any amounts or calculations relating to the Employers' contributions under the Plan for any Plan Year shall be conclusive on all persons.

          4.5 Forfeiture of "Orphaned" Matching Contributions. If Before-Tax Contributions are returned to a Highly Compensated Employee to satisfy the contribution limits of Section 415(c) of the Code, the deferral limits of
Section 402(g) of the Code or the nondiscrimination requirements of Section 401(k) of the Code, any Matching Contributions allocable thereto shall be forfeited and used to reduce the amount of Employer contributions otherwise required to be made to the Plan.


                                   ARTICLE 5
                                   ---------

                    Before-Tax and After-Tax Contributions
                    --------------------------------------

          5.1 Before-Tax Contributions. Subject to the conditions and limitations of this Article 5 and Article 9, for each payroll date beginning after January 1, 1997 each Participant may elect to reduce his Compensation from his Employer by an amount equal to not less than one percent nor more than fifteen (15) percent (in multiples of one whole percent) of his Compensation for such payroll date, and his Employer shall in accordance with subsection 4.1(b) contribute the amount of each such reduction for a payroll date to the Plan on his behalf as a Before-Tax Contribution; provided that a Participant's aggregate Before-Tax Contributions may not exceed $9,500 (or such other maximum amount as may be permitted from time to time by the Secretary of the Treasury or his delegate or by law) in any calendar year. Each Participant desiring to have Before-Tax Contributions made on his behalf shall file an election with the Plan's recordkeeper, in such manner and at such times as the Committee shall require. Such election shall evidence the Participant's authorization of his Employer to reduce his Compensation and, accordingly, his agreement (until subsequently modified by him as permitted in section 5.4) to have Before-Tax Contributions made on his behalf at his chosen rate.

          5.2 Distribution of Excess Deferrals. If a Participant notifies the Committee by March 1 next following the end of a calendar year that he has made Before-Tax Contributions to this Plan and one or more other plans in excess of the maximum Before-Tax Contributions permissible during such calendar year and further notifies the Committee of the amount of such excess allocated to this Plan, such excess amount shall be paid to such Participant (along with any income or loss allocable thereto) as soon as practicable following such notification, but in any event by the April 15 following the calendar year with respect to which such excess deferrals were made. In addition, if the applicable limitation for a calendar year happens to be exceeded with respect to this Plan alone, or this Plan and another plan or plans of the Employers, Related Companies and Subsidiaries, the Committee shall direct such excess Before-Tax Contributions (with allocable gains or losses) to be distributed to the Participant as soon as practicable after the Committee is notified of the excess deferrals by the Corporation, an Employer or the Participant, or otherwise discovers the error (but no later than the April 15 following the close of the Participant's taxable year).

          5.3 Actual Deferral Percentage Test Limitation on Before-Tax Contributions. In addition to being subject to the contribution limitations of sections 5.1, 9.2 and 9.3, Before-Tax Contributions shall be subject to the nondiscrimination limitations of Sections 401(k)(3) and 401(m)(2) of the Code and applicable Treasury regulations. For this purpose, Before-Tax Contributions shall be adjusted each Plan Year by the Committee, as necessary, so that either:

     (a) The Actual Deferral Percentage for the group of Highly Compensated Employees for a Plan Year shall not exceed 125 percent of the Actual Deferral Percentage for all other Eligible Employees for the preceding Plan Year; or

     (b) The Actual Deferral Percentage for the group of Highly Compensated Employees for a Plan Year shall not exceed the Actual Deferral Percentage for all other Eligible

          Employees for the preceding Plan Year by more than two percentage points and also shall not exceed 200 percent of such Actual Deferral Percentage for all other Eligible Employees (or such lesser amount as the Secretary of the Treasury prescribes to prevent the multiple use of this alternative with respect to any Highly Compensated Employee).


The foregoing test shall be applied separately to Eligible Employees employed by Employers that are members of different Controlled Groups.

An adjustment shall be made hereunder only if neither subsection (a) nor (b) above is satisfied. If any adjustment is required hereunder, then, in the first instance, where it is determined that an adjustment is required before the end of the Plan Year, the maximum amount of Before-Tax Contributions that may be elected by each Highly Compensated Employee shall be reduced on a prospective basis for the remainder of the Plan Year to the smallest whole percentage which will cause either subsection (a) or (b) above to be satisfied. Alternatively, (or in addition as the case may be) if upon conclusion of the Plan Year, it is determined that further adjustment is required, then the Before-Tax Contributions elected by all Highly Compensated Employees which are in excess of such reduced maximum percentage shall be reduced in accordance with section 401(k) of the Code and applicable Treasury regulations to cause either subsection (a) or (b) to be satisfied. The amount by which a Participant's Before-Tax Contributions are reduced hereunder shall be paid to such Participant (along with any income or loss allocable thereto) as soon as practicable following such determination, but in any event by the fifteenth day of the third calendar month following the end of the Plan Year with respect to which such Before-Tax Contributions were made. Employer Discretionary Contributions may be utilized in computing the Actual Deferral Percentage for each Participant to the extent necessary to satisfy the limitations of this section.

          5.4 Variation, Discontinuance and Resumption of Participant Contributions. Each Participant shall initially elect his rate of Before-Tax Contributions effective as of the first eligible date he elects to participate in the Plan by an election filed with the Plan's recordkeeper twenty-one days in advance of such payroll date, which election will evidence the Participant's agreement (until subsequently modified by him in accordance with this section) to have his Compensation reduced and contributions made on his behalf in accordance with section 5.1. A Participant may elect to change the rate of his contributions as of any payroll date by filing a superseding election with the Plan's recordkeeper within a time period announced from time to time by the Committee to Participants. A Participant may elect to discontinue making all contributions as of any payroll date by filing a superseding election with the Plan's recordkeeper at least 21 days before such date (or by such earlier date as the Committee may require). A Participant who has discontinued making some or all contributions hereunder may resume making such contributions by filing an election with the Plan's recordkeeper at least 21 days prior to any payroll date. Any elections made in accordance with this section 5.5 shall be made in accordance with rules established from time to time by the Committee.

          5.5 Rollover Contributions. An individual who would be an Eligible Employee but for the failure to satisfy the service requirement of subsection 3.1(b) may transfer to the Trust Fund, in cash, all or any portion of an "eligible rollover distribution," as defined in Section 402(c) of the Code, provided that such distribution is from a plan that meets the requirements of
Section 401(a) of the Code (the "Former Plan"). The procedures approved by the Committee shall provide that such a transfer may be made only if the following conditions are met: (i) the transfer occurs on or before the sixtieth (60th) day following the employee's receipt of the distribution from the Former Plan, and
(ii) the amount transferred is less than or equal to the amount of the distribution the employee received from the Former Plan, subject to the provisions of Section 402 regarding maximum rollovers. Notwithstanding the foregoing, if such employee had deposited a distribution previously received from a Former Plan into a "conduit" individual retirement account ("IRA"), as defined in Section 408 of the Code, he may transfer the amount of such distribution plus earnings thereon from the IRA to this Plan, provided such rollover amount is deposited with the Trustee on or before the sixtieth (60th) day following receipt thereof from the IRA. The Committee shall develop such procedures, and may require such information from an employee desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this section 5.5. Upon approval by the Committee, the amount transferred shall be deposited in the Trust Fund and shall be held and administered in accordance with Article VI. A Rollover Account for the Participant shall be established in the Trust Fund for this purpose, which shall be fully vested and nonforfeitable at all times, and shall share in earnings, increments, proceeds thereof or net losses thereon in accordance with section 6.5.

Upon such a transfer by an individual who is not yet a Participant, credits to his Rollover Account hereunder shall represent his sole interest in the Plan until he becomes a Participant.

          5.6 Transferred Benefits. If an employee of an Employer had previously participated in any other qualified pension, profit sharing, stock bonus or other retirement or employee benefit plan maintained by the Employer and such other plan permits the transfer to this Plan of the vested portion of such employee's benefits under such other plan, and if so directed by the Committee in its discretion, the trustee of the Trust Fund shall accept a transfer of cash to this Plan equal to the vested benefits of such employee under such other plan which are being transferred to this Plan (and such covered employee shall thereby become a Participant if he was not already a Participant), provided that the amount transferred shall not consist of after-tax contributions.

          5.7 Contribution Percentage Test Limitation on Matching Contributions. In addition to being subject to the contribution limitations of sections 9.2 and 9.3, Matching Contributions shall be subject to the nondiscrimination requirements of Section 401(m) of the Code. For this purpose, such Matching Contributions shall be adjusted each Plan Year by the Committee as necessary, so that either:

     (a) The Contribution Percentage for the group of Highly Compensated Employees for a Plan Year shall not exceed 125 percent of the Contribution Percentage for all other Eligible Employees for the preceding Plan Year; or

     (b) The Contribution Percentage for the group of Highly Compensated Employees for a Plan Year shall not exceed the Contribution Percentage for all other Eligible Employees for the preceding Plan Year by more than two percentage points and also shall not exceed 200 percent of the Contribution Percentage for all other Eligible Employees (or such lesser amount as the Secretary of the Treasury prescribes to prevent the multiple use of this alternative with respect to any Highly Compensated Employee).

     The foregoing test shall be applied separately with respect to Eligible Employees of Employers that are members of different Controlled Groups.

An adjustment shall be made hereunder only if neither subsection (a) nor (b) above is satisfied. Upon conclusion of the Plan Year, the excess for such Plan Year of the aggregate amount of Matching Contributions over the maximum amount of such contributions permitted under the limitations of this section (determined first by reducing aggregate contributions made on behalf of Highly Compensated Employees in order of the amount of their Matching Contributions beginning with the highest of such amounts), along with any income allocable thereto, shall be distributed to such Highly Compensated Employees as soon as practicable following such determination, but in any event by the fifteenth day of the third calendar month following the end of the Plan Year with respect to which such contributions were made. Employer Discretionary Contributions may be utilized in computing the Contribution Percentage for each Participant to the extent necessary to satisfy the limitations of this section.

          5.8 Multiple Use. The Committee will administer the Plan to prevent the "multiple use" of the alternative limitations of sections 5.3(b) and 5.7(b) in accordance with regulations issued by the Secretary of the Treasury. If the Committee determines that multiple use exists, then the Committee, at its option, may elect to reduce the Actual Deferral Percentage, Contribution Percentage, or both using the method described in sections 5.3 or 5.9 or such other method prescribed in the regulations to eliminate any multiple use.


                                   ARTICLE 6
                                   ---------

                  Plan Accounting and Investment Alternatives
                  -------------------------------------------

          6.1 Separate Participant Accounts. The Committee will establish and maintain the following separate Accounts with respect to Participants:

     (a) A "Matching Contributions Account" will be maintained in the name of each Participant which will reflect the Matching Contributions made on his behalf to this Plan and the income, losses, appreciation and depreciation attributable thereto.

     (b) A "Before-Tax Contributions Account" will be maintained in the name of each Participant which will reflect the Before-Tax Contributions made on his behalf to this Plan and the income, losses, appreciation and depreciation attributable thereto.

     (c) An "After-Tax Contributions Account" will be maintained in the name of each Participant which will reflect the amount of the After-Tax Contributions made by him prior to the Effective Date and the income, losses, appreciation and depreciation attributable thereto.

     (d) An "Employer Discretionary Contribution Account" will be maintained in the name of each Participant with respect to whom an Employer Discretionary Contribution is made which will reflect the amount of such contributions made on his behalf to this Plan and the income, losses, appreciation and depreciation attributable thereto.

     (e) A "Rollover Contribution Account" will be maintained in the name of each Participant who makes a Rollover Contribution to reflect the amount of such contribution and the income, losses, appreciation and depreciation attributable thereto.

The Committee also may maintain such other Accounts in the names of Participants as it considers desirable, including Accounts reflecting contributions made to the Plan as in effect prior to the Effective Date. Unless the context indicates otherwise, reference in the Plan to a Participant's Accounts or Account balances shall refer to all accounts maintained in his name under the Plan. The maintenance of separate Accounts as provided above shall not require any physical segregation of the Trust Fund with respect to such Accounts. Except as provided in section 4.5, Participants shall at all times have 100 percent vested and nonforfeitable interests in all of their Accounts under the Plan. In addition, if a participant in the NBD Plan who terminated employment prior to the Effective Date and forfeited a portion of his account thereunder is reemployed by an Employer, Related Company or Subsidiary within five (5) years of his severance date (within the meaning of the NBD Plan as in effect immediately prior to the Effective Date), any amounts previously forfeited shall be restored to his Account. Such reinstated forfeitures shall be invested according to such Participant's current direction on file with the Committee.

          6.2 Investment Alternatives. In addition to other investment alternatives, from time to time the trustee of the Trust Fund at the direction of the Committee may cause one or more Investment Funds to be established, including those Investment Funds described in Appendix A. The continued availability of Investment Funds established cannot be assured on the same terms and conditions as may apply from time to time. Participants will be informed from time to time of the availability of Investment Funds as they are established or superseded.

          6.3  Investment Elections.
               --------------------

     (a) Each Participant may elect at any time but not more than once per day, by giving written notice to the Plan's recordkeeper, in accordance with uniform rules established by the Committee, to have his Account balances as of the end of business on the date the participant makes the election invested in accordance with his election entirely in one of the Investment Funds or partially in each of two or more of the Investment Funds so that a multiple of one (1) percent of his Account balances is invested as of such date in each Investment Fund. Alternatively, a Participant may similarly elect that any whole percentage of, or whole dollar amount in, an Investment Fund be transferred to one or more of the remaining Investment Funds.

     (b) Each Participant may elect, in accordance with uniform rules established by the Committee, to have future contributions (including loan payments) made by him or on his behalf (prior to any subsequent election he may make) invested in accordance with his election entirely in one of the Investment Funds or partially in each of two or more of the Investment Funds so that a multiple of one (1) percent of such future contributions is invested in each Investment Fund. The Participant will receive a written confirmation of any election to change his rate of contribution.

     (c) During any period for which a Participant has not made either or both of the elections in (a) or (b) above, he will be considered to have elected to have his Account balances or his future contributions (including loan payments), or both, as the case may be, invested entirely in the cash management fund, unless the Committee determines otherwise. The Committee shall from time to time notify each trustee with custody of an Investment Fund of the aggregate amounts to be invested in each Investment Fund in accordance with Participants' elections.

          6.4 Charging Payments and Distributions. All payments, withdrawals or other distributions made to or on behalf of a Participant or his beneficiary will be charged to the Participant's Accounts as of the appropriate Valuation Date.

          6.5 Adjustment of Accounts. As of each Valuation Date, the Participant's Account shall be adjusted to reflect payments and withdrawals of benefits, adjustments in the values of the Investment Funds and Employers' and Participants' contributions. The Trustee shall determine that fair market value of the Trust Fund, and the net earnings or losses and expenses of the Trust Fund for the period elapsed since the most recent previous Valuation Date shall be allocated among the Accounts of Participants. Earnings, losses and expenses which pertain to investments which are specifically held for a given Participant's Account shall be allocated solely to that Account. In the event that an investment is not specifically held for a given Participant's Account, the earnings, losses and expenses pertaining to that investment shall be allocated among all Participants' Accounts in the ratio that each such Account bears to the total of all Accounts of all Participants. Each Participant's Accounts shall be adjusted pursuant to this Section 6.5 until such time as they are either fully distributed, regardless of whether the Participant continues to be an Employee.

          6.6 Statement of Accounts. As soon as practicable after the last day of each calendar quarter, and at such other times as the Committee considers desirable, each Participant will be furnished with a statement reflecting the balance of his Accounts as of the Valuation Date coincident with the end of the calendar quarter. No Participant, except a member of the Committee, shall have the right to inspect the records reflecting the Accounts of any other Participant.

          6.7 Investments in Company Stock. Participants may elect to have a portion or all of their Accounts invested by the trustee in the Company Stock Fund. For this purpose it is intended that the Plan be considered an "eligible individual account plan" which explicitly provides for the acquisition and holding of "qualifying employer securities" (as those terms are defined in Sections 407(d)(3) and 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended). Company Stock may be acquired by the trustee through purchases on the open market, private purchases, purchases from the Employers (including purchases from the Corporation of treasury shares or authorized but unissued shares), contributions in kind by the Employers, or otherwise. The trustee in its discretion may hold a portion of the Company Stock Fund in cash or cash equivalents to meet liquidity needs for distribution and while pending investment in Company Stock. [CONFIRM WITH PUTNAM THAT THIS LAST SENTENCE SHOULD BE DELETED.]

          6.8 Allocation of Company Stock. As of each Valuation Date all unallocated Company Stock then held under the Trust shall be considered as purchased for the Accounts of Participants who have elected to invest in Company Stock to the extent their respective Accounts can be charged therefore on the basis of the average purchase price paid for such stock and such Company Stock shall be so allocated to Participants' Accounts and their Accounts charged therefore. For purposes of allocating Company

Stock and charging Accounts therefore, the average purchase price of Company Stock to be charged to Participants' Accounts shall be determined by dividing the total purchase price paid for all Company Stock purchased by the trustee since the preceding Valuation Date by the total number of shares of unallocated Company Stock (excluding Company Stock resulting from stock dividends on or split ups of allocated Company Stock). In applying the provisions of the next preceding sentence, unallocated Company Stock which has been contributed by the Employers as a part of the Employers' contribution shall be deemed to have been purchased by the trustee for an amount equal to the fair market value of such shares when they were contributed. In addition, any unallocated Company Stock to be allocated as of a Valuation Date shall include Company Stock resulting from trades which have been executed but not settled by that Valuation Date. Company Stock which becomes available for sale as a result of the election of separating Participants to receive their distribution in cash or elections to transfer funds from the Company Stock Fund to another Investment Fund shall likewise be allocated to Participants' Accounts, and their Accounts charged therefore. For purposes of allocating said shares of Company Stock and charging Accounts therefore, the average purchase price of such Company Stock shall be the fair market value of such shares on the preceding Valuation Date.

          6.9 Additional Accounting Rules For Company Stock. The following additional accounting rules apply regarding Company Stock:

     (a) As of each Valuation Date, uncredited cash dividends attributable to Company Stock previously allocated to a Participant's Accounts shall be credited to his Accounts.

     (b) As of each Valuation Date, uncredited whole and fractional Company Stock resulting from stock dividends or splits attributable to Company Stock previously allocated to a Participant's Accounts shall be credited to his Accounts.

     (c) If rights or warrants are issued with respect to any Company Stock held by the trustee, such rights or warrants shall be appropriately reflected in Participants' Accounts in accordance with rules established by the Committee and uniformly applied until sold or exercised by the trustee and the proceeds appropriately reflected as directed by the Committee.

          6.10 Voting and Tender of Company Stock. The Committee shall furnish to each Participant who has Company Stock credited to his Accounts notice of the date and purpose of each meeting of the stockholders of the Corporation at which Company Stock are entitled to be voted. The Committee shall request from each such Participant instructions as to the voting at that meeting of Company Stock credited to his Accounts. If the Participant furnishes such instructions within the time specified in the notification given to him, the trustee shall vote such Company Stock in accordance with the Participant's instructions. All Company Stock credited to Accounts as to which the trustee does not receive voting instructions as specified above and all unallocated Company Stock held by the trustee shall be voted by the trustee proportionately in the same manner as it votes Company Stock to which the trustee has received voting instructions as specified above. Similarly, the Committee shall furnish to each Participant who has Company Stock credited to his Accounts notice of any tender offer for, or a request or invitation for tenders of, Company Stock made to the trustee. The Committee shall request from each such Participant instructions as to the tendering of Company Stock credited to his Accounts and for this purpose the Participants shall be provided with a reasonable period of time in which they may consider any such tender offer for, or request or invitation for tenders of, Company Stock. The trustee shall tender the Company Stock as to which the trustee has received instructions to tender from Participants within the time specified. Company Stock credited to Accounts as to which the trustee has not received instructions from Participants shall not be tendered. As to all unallocated Company Stock held by the trustee, the trustee shall tender the same proportion thereof of the Company Stock as to which the trustee has received instructions from Participants to tender bear to all Company Stock with respect to which the trustee has received instructions from Participants to tender and not to tender.

          6.11 Correction of Error. In the event of an error in the adjustment of a Participant's Accounts, the Committee, in its sole discretion, may correct such error by either crediting or charging the adjustment required to make such correction to or against income and expenses of the Trust for the Plan Year in which the correction is made or the Employer may make an additional contribution to permit correction of the error. Except as provided in this section 6.11, the Accounts of other Participants shall not be readjusted on account of such error.

                                   ARTICLE 7
                                   ---------

                       Distribution of Account Balances
                       --------------------------------

          7.1 Settlement Date. A Participant's Account balances shall be distributable to the Participant or, in the event of his death, to his beneficiary, in accordance with section 7.2, as of the Valuation Date coincident with or next following the later of (i) his Settlement Date and (ii) the receipt by the Committee of the required tax withholding instructions and distribution election instructions, if applicable, but only after all adjustments required under the Plan as of that date have been made, and subject to any further adjustments required under the Plan as of subsequent Valuation Dates prior to complete distribution of his Accounts.

          7.2 Methods of Benefit Payment. A Participant's Account balances which are distributable under section 7.1 shall be paid to or for the benefit of the Participant or his beneficiary following his Settlement Date by (i) payment in a lump sum, or (ii) payment in a series of substantially equal annual or more frequent installments over a period of time not exceeding the lesser of (A) 15 years (but not less than three years), or (B) the life expectancy of the Participant or, if the Participant has designated a beneficiary who is an individual, the joint life and last survivor expectancy of the Participant and his Designated Beneficiary (as determined by the Committee in accordance with actuarial tables adopted by it for this purpose and in accordance with incidental death benefit rules of Code Section 401(a)(9) and regulations thereunder). Payments shall be in cash; however, Company Stock held in a Participant's Account shall be distributed in kind, unless the Participant requests that such distribution or a portion of such distribution be made in cash or elects an installment distribution. Notwithstanding the foregoing, if a Participant dies before his entire interest has been distributed to him, the remaining portion of such interest will be distributed to his Designated Beneficiary in a lump sum.

          7.3 Selection of Time and Manner of Benefit Payment. Unless the Participant whose Account balances exceed $3,500 elects to defer payment, payment of a Participant's benefits normally will be made within a reasonable period of time after a Participant's Settlement Date as described in section 7.1 (or the date of a Participant's consent described in the next sentence, if later); however, in no event shall payments commence later than 60 days after the end of the Plan Year in which occurs the later of the Participant's (i) termination of employment, (ii) completion of 10 years of service or (iii) his attainment of age 65 years; provided that payment of the Account balances of each Participant who is a five percent or more owner (as defined in

Section 416) of the Corporation must be made (or installments must commence) no later than the April 1 of the calendar year following the calendar year in which he attains age 70 1/2 years. In addition, notwithstanding anything in this
Article 7 to the contrary if and while a Participant's Account balances exceed $3,500 as of a Valuation Date, no amount shall be distributable to the Participant without his consent.

          7.4 Designated Beneficiaries. A Participant may from time to time designate a beneficiary or beneficiaries to whom the Participant's benefits will be distributed in the event of the Participant's death prior to complete payment of his benefits under the Plan. A Participant may designate contingent or successive beneficiaries and may name individuals, legal persons or entities, trusts, estates, trustees or other legal representatives as beneficiaries. Notwithstanding the foregoing or any beneficiary designation filed by a Participant, if a Participant is married at the date of his death, the Participant's surviving spouse will be his Designated Beneficiary for all purposes of the Plan unless the surviving spouse consents to the Participant's designation of another beneficiary. The consent of a Participant's spouse to the designation of another beneficiary must (i) be in writing, (ii) designate the beneficiary or beneficiaries, (iii) acknowledge the effect of such designation, and (iv) be witnessed by a Plan representative or a notary public. In addition, such designation of another beneficiary may not be changed without further spousal consent unless the consent of the spouse expressly permits further designations without any requirement of further consent. Beneficiary designations must be completed on a form prescribed by the Committee and filed with the Committee during the Participant's lifetime. A beneficiary designation properly completed and filed will cancel all such designations filed earlier.

          7.5  Eligible Rollover Distributions:
               -------------------------------

     (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The terms "distributee," "eligible rollover distribution," "eligible retirement plan" and "direct rollover" are defined in paragraphs (b) through (e) of this section
          7.5 and are only applicable for purposes of this section 7.5.

     (b) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and
          (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Company Stock).

     (c) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (d) Distributee: A distributee includes a Participant. In addition, the Participant's surviving spouse and the Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

     (e) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

          7.6  Payment of Certain Benefits from Transfer Account.
               -------------------------------------------------
     (a) Notwithstanding anything to the contrary in this Plan, if any portion of the amounts credited to a Participant's Account was transferred from a plan to which Section 401(a)(11) of the Code applies, the amounts so transferred (and any earnings attributable thereto) which are available for distribution shall be used to purchase a single premium, nontransferable annuity contract which shall be distributed to the Participant or, in the event of his death, to his surviving spouse. Such annuity contract shall provide for the payment of benefits in the form of a "qualified joint and survivor annuity" if the Participant is living and married on the date his accounts become distributable, in the form of a "straight life annuity" if the Participant is living and not married on the date his accounts become distributable, or in the form of a "qualified survivor annuity" if the Participant is not living on such date and was married for at least one year on the date of his death. For the purposes of this paragraph:

          (i) the term "qualified joint and survivor annuity" means an annuity for the life of the Participant, with a survivor annuity for the Participant's surviving spouse which is 50% of the amount payable during the joint lives of the Participant and his spouse. Such joint and survivor annuity shall be the actuarial equivalent (determined under the assumptions then in use for such purpose by the insurer from which the contract is purchased) of a single life annuity for the life of the Participant;

          (ii) the term "qualified survivor annuity" means a single life annuity for the life of the Participant's surviving spouse.

     (b)  Paragraph (a) shall not apply to any Participant if:

          (i)  the amount available for distribution does not exceed $3,500; or

          (ii) in the case of a qualified joint and survivor, the Participant elects (as provided below in this paragraph) to waive such form of benefit; or

         (iii) in the case of a qualified survivor annuity: (A) the Participant has effectively designated someone other than his spouse as his Designated Beneficiary, or (B) the Participant's spouse elects a different form of payment during the period specified in paragraph (c) below, or (C) the Participant has not been married for at least one year on the date of his death.

          An election to waive the straight life or qualified joint and survivor annuity shall be made in writing filed with the Committee at any time during the period specified in paragraph (c) below, and shall not be effective unless accompanied by a valid written consent which is signed by the Participant's spouse. Such consent shall be valid only if it is signed by the spouse to whom the Participant is married on the earlier of the date of his death or the date his benefit payments commence, and then only if it acknowledges the effect of the Participant's election, is witnessed by a Plan representative or a notary public and, if applicable, designates the beneficiary or beneficiaries. An election to waive a straight life or qualified joint and survivor annuity may be revoked by the Participant, in writing, at any time during the period specified in paragraph (c) below.

     (c) The elections referred to above shall be made in writing by the Participant or his Beneficiary during the 90 day period ending on the date the Participant's benefit payments are scheduled to commence; provided, that in the case of a Participant who is entitled to make the elections described above, such period shall not end until at least 90 days after the date on which the Participant is provided with a written explanation of:

          (i) the terms and conditions of the joint and survivor and qualified survivor annuities;

          (ii) the Participant's right to make, and the effect of, an election to waive the joint and survivor annuity;

         (iii) the rights of the Participant's spouse with respect to any such election; and

          (iv) the Participant's right to make, and the effect of, a revocation of such election.

     (d) Prior to distribution of his Accounts on account of termination of employment or death, no married Participant described in this section may elect to withdraw or borrow any amount from this Accounts which is attributable to such transferred balance without his spouse's written, notarized consent.


                                   ARTICLE 8
                                   ---------
                    Withdrawals and Loans During Employment
                    ---------------------------------------

          8.1 Withdrawal of Before-Tax Contributions, Matching Contributions and Employer Discretionary Contributions on Account of Financial Hardship. A Participant experiencing a financial hardship may at any time request a withdrawal of all or any portion of his Account attributable to Before-Tax Contributions (excluding earnings after December 31, 1988), Matching Contributions and Employer Discretionary Contributions, as well as any other amounts in the Participant's Account which were eligible for withdrawal on account of financial hardship immediately prior to the Effective Date by filing a request with the Committee (in such form and at such time as the Committee may require). Notwithstanding the foregoing, amounts attributable to a Participant's Matching Contributions Account (including the earnings thereon) and Employer Discretionary Contributions (including earnings thereon) may not be withdrawn under this section 8.1 to the extent the Employer uses such Matching Contributions or Employer Discretionary Contributions to meet the actual deferral percentage test under section 5.3. A Participant may not withdraw any amount in accordance with this section 8.1 unless he has first withdrawn all amounts in his After-Tax Contributions Account. Each request for a hardship withdrawal must describe the hardship for which the withdrawal is requested. A withdrawal shall be considered on account of financial hardship only if (i) it is on account of the Participant's immediate and heavy financial need (including the purchase of a principal residence for the Participant (excluding mortgage payments), payment of tuition and related educational fees of post-secondary education for the next 12 months for the Participant, his spouse or his dependents, medical expenses of the Participant, his spouse or his dependents or prevention of eviction from or foreclosure on the mortgage of the Participant's principal residence), (ii) it does not exceed the amount required to relieve such financial need and (iii) it cannot be reasonably met through other sources. The Committee will have the discretionary authority to determine whether requests for withdrawals satisfy the above-stated standards and to establish rules or guidelines in responding to such requests as it considers appropriate. All withdrawals of Before-Tax Contributions shall be made in cash and must be at least $500. Amounts used as security for loans provided under section 8.4 may not be withdrawn under this section 8.1. A $50 per withdrawal charge shall apply after the second withdrawal during any twelve month period. The $50 charge will be deducted from a Participant's Account after the withdrawal.

          8.2 Withdrawal of After-Tax Contributions. A Participant may request at any time a withdrawal of all or any portion of the amount in his After-Tax Contributions Account as of the immediately preceding Valuation Date by filing a written request with the Committee (on such form and at such time as the Committee may require). All withdrawals of After-Tax Contributions and earnings thereon shall be in cash and must be at least $500 (or the balance in such account, if less).

          8.3 Withdrawal of Prior Employer Contributions. A Participant may request, in accordance with rules and procedures established by the Committee and subject to applicable law, a withdrawal of all or any portion of Employer contributions made on behalf of Plan Years ending prior to the Effective Date; provided that except in the case of a financial hardship (as defined in section
8.1 above), a Participant may not withdraw any amounts that he could have, but did not, elect to receive in cash and further provided that amounts contributed by an Employer from 1980 through 1986 which a Participant could not elect to receive in cash may not be withdrawn for any reason.

          8.4 Withdrawal After Age 59-1/2. A Participant who has attained age 59-1/2 may request a withdrawal of all or any portion of his Accounts by filing a written request with the Committee (on such form and at such time as the Committee may require). All withdrawals pursuant to this section 8.4 shall be made in a lump sum.

          8.5 Loans to Participants. While it is the primary purpose of the Plan to provide funds for Participants when they retire, it is recognized that under some circumstances it would be in the best interests of Participants to permit loans to be made to them from their Accounts. Accordingly, the Committee may direct that a loan be made to a Participant who is an active employee of the Employers, Related Companies or Subsidiaries (or otherwise is a party-in-the-interest with respect to the Plan, as defined in ERISA), subject to the following:

     (a) Each request for a loan under this section must be in accordance with rules established by the Committee and supported by such evidence as the Committee requests to review and approve the Participant's request. A Participant may not have more than one home loan and one personal loan outstanding at any time. Such request must be received by the Plan's recordkeeper by the 15th of the month preceding the month in which payment of the loan proceeds is desired.

     (b) Each loan must be evidenced by a note in a form furnished by the Committee and must be secured by a pledge of the Participant's Accounts.

     (c) Each loan will bear interest at a commercially reasonable fixed rate of interest determined by the Committee as of the date of the loan, and must be amortized in level biweekly payments over the life of the loan. Repayment of a loan will be through biweekly deductions from each Participant's payroll. A Participant may, as of the _________________, repay in full an outstanding loan; however, partial prepayments are not permitted.

     (d) The aggregate principal amount of all loans from this Plan (when aggregated with all other loans under plans maintained within the same Controlled Group) may not exceed the lesser of

          (i) $50,000 reduced by the excess, if any, of:

               (A) the highest outstanding balance of all loans to the Participant from the plans during the one-year period ending on the day immediately before the date on which the loan is made, over

               (B) the outstanding balance of loans from the plans to the Participant on the date on which such loan is made; or

          (ii) 50 percent of the Participant's eligible Account balances.

          The minimum loan amount a Participant may request is $500. "Eligible Account balances" shall not include the portion of a Participant's Account attributable to After-Tax Contributions.

     (e) Each loan will be for a term not exceeding five years; provided that the term of a loan may be for a term not exceeding fifteen years where the loan is to be used to acquire any dwelling unit which within a reasonable time is to be used as a principal residence of the Participant.

     (f) If after any Participant's Settlement Date any loan made to him or any part thereof, together with accrued interest thereon, remains unpaid, the total of the unpaid balance or balances and accrued interest shall be charged to the balances of the Participant's Accounts, as otherwise adjusted under the Plan as of that date. The distribution of a Participant's cancelled note to him shall be considered as a payment for purposes of the Plan.

     (g) Each note evidencing a loan to a Participant shall be held on the Participant's behalf and shall be considered an individual directed investment of his Accounts. Accordingly, principal and interest payments on the note shall be credited solely to such Accounts on the Participant's behalf.

     (h) A $50 per loan charge shall apply after the second loan during any twelve month period. The $50 charge will be deducted from a Participant's Account after the loan amount is distributed.


                                   ARTICLE 9
                                   ---------

                             Maximum Contributions
                             ---------------------


          9.1 Limitations on Annual Additions. Notwithstanding any other provisions of the Plan to the contrary, a Participant's Annual Additions (as defined below) for any Plan Year shall not exceed an amount equal to the lesser of:

     (a)  $30,000 (indexed in accordance with applicable regulations); or

     (b) 25 percent of the Participant's Earnings for that Plan Year (excluding salary reduction contributions under Code sections 402(g) or 125 for years prior to 1998), calculated as if each Section 415 Affiliate (defined below) were a Related Company, reduced by any Annual Additions for the Participant for the Plan Year under any other defined contribution plan of an Employer or a Related Company or Section 415 Affiliate, provided that, if any other such plan has a similar provision, the reduction shall be pro rata. The term "Annual Additions" means, with respect to any Participant for any Plan Year, the sum of all contributions allocated to a Participant's Accounts under the Plan for such year, excluding Rollover Contributions and any Before-Tax Contributions that are distributed as excess deferrals, but including any Before-Tax or Matching Contributions treated as excess contributions or excess aggregate contributions. The term Annual Additions shall also include employer contributions allocated for a Plan Year to any individual medical account (as defined in section 415(l) of the Code) of a Participant and any amount allocated for a Plan Year to the separate account of a Participant for payment of post-retirement medical benefits under a funded welfare benefit plan (as described in section 419A (d)(2) of the Code), which is maintained by an Employer or a Related Company or Section 415 Affiliate. "Section 415 Affiliate" means any entity that would be a Related Company if the ownership test of section 414 of the Code was "more than 50%" rather than "at least 80%". The foregoing limits shall be applied separately with respect to each Controlled Group (as modified to include any Section 415 Affiliates).

     9.2 Excess Annual Additions. The Committee in its discretion may take whatever steps it considers appropriate to prevent the foregoing limits from being exceeded. Nevertheless, if as a result of a reasonable error in estimating a Participant's Earnings, a reasonable error in determining the amount of Before-Tax Contributions that may be made with respect to a Participant under the limits of Section 415 of the Code or such other mitigating circumstances as the Commissioner of Internal Revenue shall prescribe, the Annual Additions for a Participant for a Plan Year exceed the limitations set forth in section 9.1, the excess amounts shall be treated in accordance with Treas. Reg. (S) 1.415-6(b)(6)(ii), after any Before-Tax Contributions, and any income, losses, appreciation or depreciation attributable thereto, are first returned to the Participant to reduce the excess amount.

     9.3 Combined Plan Limitation. If a Participant also participates in any defined benefit plan (as defined in section 415(k) of the Code) maintained by an Employer or a Related Company or Section 415 Affiliate, the aggregate benefits payable to, or on account of, the Participant under such plan together with this Plan will be determined in a manner consistent with section 415(e) of the Code. The benefit provided for the Participant under the defined benefit plan shall be adjusted to the extent necessary so that the sum of the "defined benefit fraction" and the "defined contribution fraction" (as such terms are defined in section 415(e) of the Code and applicable regulations thereunder) calculated with regard to such Participant does not exceed 1.0. For purposes of this section 9.3, all qualified defined benefit plans (whether or not terminated) of the Employers, Related Companies and Section 415 Affiliates belonging to a single Controlled Group shall be treated as one defined benefit plan.

                                  ARTICLE 10
                                  ----------

                              General Provisions
                              ------------------

          10.1 Payment to Substitute Beneficiaries. If benefits remain to be paid with respect to a Participant at a time when the Committee is unable to locate the Participant and his Designated Beneficiary, or following the death of the Participant and such Designated Beneficiaries, then the Committee shall cause the Participant's benefits to be distributed or paid to the person or persons who can be located and agree to accept such amounts within the applicable priority categories set forth below. Participants and Designated Beneficiaries are required to maintain a current post office address on file with the Committee. A substitute beneficiary will not be determined under this section with respect to a missing Participant or missing Designated Beneficiary unless the Participant or Designated Beneficiaries, as the case may be, have failed to claim the Participant's Account balances or notify the Committee of their whereabouts within three years after the Committee notifies such Participant or Designated Beneficiaries of their entitlement to benefits at their last post office addresses filed with the Committee. Such notice shall describe the amounts to which the Participant or the Designated Beneficiaries are entitled and shall describe the substitution procedures of this section. In disposing of a Participant's benefits in accordance with this section, the Committee shall cause the Participant's benefits to be distributed by lump sum in accordance with the following priority categories:

     (a) In the event of a missing Participant benefits will be distributed to the Participant's Designated Beneficiary.

     (b) In the event the Participant, and all Designated Beneficiaries are missing, benefits will be distributed in such proportions as the Committee decides to one or more of the Participant's relatives by blood, marriage or adoption.

     (c) After unsuccessful attempts have been made by the Committee to locate persons described in the priority categories set forth above, the benefits of the Participant or of any beneficiary will be disposed of in any manner permitted by law which the Plan administrator considers to be fair and equitable.

          10.2 Payment with Respect to Incapacitated Participants or Beneficiaries. If any person entitled to benefits under the Plan is under a legal disability or, in the Committee's opinion, is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may in its sole discretion direct the payment of such benefits to such person's legal representative or to a relative or friend of such person for such person's benefit, or the Committee may direct the application of such benefits for the benefit of such person in any manner which the Committee may select that is permitted by federal law and is consistent with the Plan. Any payments made in accordance with the foregoing provisions of this section shall be a full and complete discharge of any liability for such payments.

          10.3 Examination of Plan Documents. Copies of the Plan and any amendments thereto will be on file at the principal office of the Corporation where they may be examined by any Participant or any other person entitled to benefits under the Plan.

          10.4 Notices. Any notice or document relating to the Plan required to be given to or filed with the Committee or any Employer shall be considered as given or filed if delivered or mailed by registered or certified mail, postage prepaid, to the Committee, in care of the Company at the following address:

                           The Retirement Committee
                         First Chicago NBD Corporation
                                Mail Suite 0002
                            Chicago, IL  60670-0002

          10.5 Nonalienation of Plan Benefits. The rights or interests of any Participant or any Participant's beneficiaries to any benefits or future payments under the Plan shall not be subject to attachment or garnishment or other legal process by any creditor of any such Participant or beneficiary, nor shall any such Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or rights which he may expect to receive (contingently or otherwise) under the Plan, except as to any debt owing to an Employer with respect to which a Participant entitled to a distribution has voluntarily issued a revocable assignment of an amount not in excess of ten percent of the distribution, and except as may be required by the tax withholding provisions of the Code or of a state's income tax act or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code). Notwithstanding any other provision of the Plan to the contrary, distribution of the entire portion of the Account balance of a Participant awarded to his alternate payee may be made in a lump sum payment, as soon as practicable after the Committee determines that a domestic relations order is qualified within the meaning of section 414(p) of the Code, without regard to whether the Participant would himself be entitled under the terms of the Plan to withdraw or receive a distribution of such amount at that time, but only if the terms of the order provide for such immediate distribution either specifically or by general reference to any manner of distribution permitted under the Plan.

          10.6 No Employment or Benefit Guaranty. None of the establishment of the Plan, any modification thereof, the creation of any fund or Account, or the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Employers, the Committee or any trustee except as provided herein. Under no circumstances shall the maintenance of this Plan constitute a contract of employment or shall the terms of employment of any Participant be modified or in any way affected hereby. Accordingly, participation in the Plan will not give any Participant a right to be retained in the employ of any Employer. Neither the Committee nor any Employer in any way guarantees any assets of the Plan from loss or depreciation or any payment to any person. The liability of the Committee or any Employer as to any payment or distribution of benefits under the Plan is limited to the available assets of the Trust Fund.

          10.7 Litigation. In any action or proceeding regarding any Plan assets, any Plan benefits or the administration of the Plan, employees or former employees of the Employers, their beneficiaries and any other persons claiming to have an interest in the Plan shall not be necessary parties and shall not be entitled to any notice of process. Any final judgment which is not appealed or appealable and which may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and on all persons having or claiming to have any interest in the Plan. To the extent permitted by law, if a legal action is begun against the Committee, an Employer, or any trustee by or on behalf of any person and such action results adversely to such person, or if a legal action arises because of conflicting claims to a Participant's or other person's benefits, the cost of the Employers, the Committee, or the trustee of defending the action will be charged to the sums, if any, which were involved in the action or were payable to the Participant or the other person concerned. Acceptance of participation in the Plan shall constitute a release of the Employers, the Committee, any trustee and their agents from any and all liability and obligation not involving willful misconduct or gross neglect to the extent permitted by applicable law. Notwithstanding any other provisions of the Plan, if the Committee is required by a final court order to distribute the benefits of a Participant other than in a manner required under the Plan, then the Committee shall cause the Participant's benefits to be distributed in a manner consistent with such final court order. The Committee shall not be required to comply with the requirements of a final court order in an action in which the Committee, a trustee, the Plan or the Trust was not a party, except to the extent such a final court order is a qualified domestic relations order.

          10.8 Evidence. Evidence required of anyone under the Plan shall be signed, made or presented by the proper party or parties and may be by certificate, affidavit, document or other information which the person acting thereon considers pertinent and reliable.

          10.9 Gender and Number. Words denoting the masculine gender shall include the feminine and neuter genders, the singular shall include the plural and the plural shall include the singular wherever required by the context.

          10.10 Waiver of Notice. Any notice required under the Plan may be waived by the person entitled to notice.

          10.11 Applicable Law. The Plan shall be construed in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended and other applicable federal laws and, to the extent not inconsistent with such laws, with the laws of the State of Illinois and not the laws of conflict.

          10.12 Severability. If any provisions of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth in the Plan.

          10.13 Fiduciary Responsibilities. It is specifically intended that all provisions of the Plan shall be applied so that all fiduciaries with respect to the Plan shall be required to meet the prudence and other requirements and responsibilities of applicable law to the extent such requirements or responsibilities apply to them. No provisions of the Plan are intended to relieve a fiduciary from any responsibility, obligation, duty or liability imposed by applicable law. In general, a fiduciary shall discharge his duties with respect to the Plan solely in the interests of Participants and other persons entitled to benefits under the Plan and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

          10.14 Funding of Plan Benefits. A "Trust Fund", as defined in section 2.27, will be maintained in order to implement and carry out the provisions of the Plan. The Trust Fund from time to time shall consist of one or more funds established through one or more Trust agreements. Such funds shall be maintained for the purpose of receiving and holding contributions to the Plan and the interest and other income thereon and paying benefits provided under the Plan. The trustee under the Trust or Trusts shall determine the form and terms of each Trust agreement and from time to time may direct the transfer of amounts held in any such fund to any such other fund in accordance with the provisions of the applicable Trust agreements.


                                  ARTICLE 11
                                  ----------

                        Relating to Plan Administration
                        -------------------------------


          11.1 Committee Appointed by Corporation. The Committee will be the Retirement Committee of the Corporation which will consist of two or more persons appointed from time to time by the Corporation.

          11.2 Resignation or Removal of Committee Member. Each member of the Committee shall serve until his death, resignation or removal from such office. Any member may resign at any time by notice in writing to the Corporation and to the remaining Committee members. The Corporation may remove any Committee member at any time by written notice to him and to the remaining Committee members.

          11.3 Committee Secretary. The Committee may appoint a Secretary who may, but need not, be a Committee member. Any document required to be filed with, or any notice required to be given to, the Committee will be properly filed or given if mailed by registered mail, or delivered, to the Secretary of the Committee in care of the Corporation.

          11.4 Powers of Committee. The Committee shall have the responsibility, and the full power and authority, to administer the Plan and, within the limits provided by the Plan:

     (a) To determine in its sole discretion all benefits and resolve all questions pertaining to the construction, interpretation and administration of the Plan, including, but not by way of limitation, the determination of the rights or eligibility under the Plan of employees, Participants, and beneficiaries, and the amount of their respective benefits, and to interpret and remedy ambiguities, inconsistencies, or omissions and to make factual findings;

     (b) To adopt such rules and regulations as it may in its sole discretion deem reasonably necessary for the proper and efficient administration of the Plan and consistent with its purpose, including rules and procedures to assure the Participant's investment in, voting of and tendering of Company Stock remain confidential;

     (c) To enforce the Plan, in accordance with its terms and with the Committee's rules and regulations;

     (d) To direct the trustee with respect to all matters involving distributions from the Trust Fund;

     (e) To create subcommittees and appoint agents, and to delegate such of its rights, powers, and discretions to such subcommittees or agents as it deems desirable; and

     (f) To do all other acts, in its judgment necessary or desirable, for the proper and advantageous administration of the Plan.

          11.5 Action by Committee. During a period in which two or more Committee members are acting, the following provisions shall apply:

     (a) The Committee members may act by meeting or by writing signed without meeting and may sign any documents by signing one document or concurrent documents;

     (b) Any action or decision of a majority of the Committee members as to a matter shall be as effective as if taken or made by all Committee members;

     (c) If, because of the number qualified to act, there is an even division of opinion among the Committee members as to a matter, the Company shall decide the matter;

     (d) To the extent permitted by law, no Committee member shall be liable or responsible for an act or omission of another Committee member in which the former has not concurred;

     (e) The certificate of the Secretary of the Committee or of a majority of the Committee members that the Committee has taken or authorized any action shall become conclusive in favor of any person relying on the certificate;

     (f) A Committee member who is a Participant may not take part in Committee action on any matter that may affect his interest under the Plan in a manner which is inconsistent with the members fiduciary responsibility to the plan; and

     (g) A Committee member may delegate, in writing, to any other member or members any power, right or duty granted to, or imposed upon, the delegating member by the Plan.

          11.6 Committee Support. The Corporation and the Bank shall provide the Committee with all the clerical, bookkeeping and stenographic help and facilities that may be necessary to enable it to perform its functions hereunder. The Committee may appoint consultants, accountants or other assistants to perform any of the Committee's non-discretionary functions under its supervision and upon its direction. No compensation will be paid to a Committee member as such.

          11.7 Decision of Committee Final.  Subject to the provisions of section 11.8, any interpretation of the provisions of the Plan and any decision on any matter within the discretion of the Committee made by the Committee or its delegate shall be final and binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the Committee shall make such adjustment on account thereof as the Committee considers equitable and practicable.

          11.8 Review of Benefit Determinations. If a claim for benefits made by a Participant or his beneficiary is denied, the Committee shall within 90 days (or 180 days if special circumstances require an extension of time) after the claim is made furnish the person making the claim with a written notice specifying the reasons for the denial. Such notice shall also refer to the pertinent Plan provisions on which the denial is based, describe any additional material or information necessary for properly completing the claim and explain why such material or information is necessary, and explain the Plan's claim review procedures. If requested in writing, the Committee shall afford each claimant whose claim has been denied a full and fair review of the Plan administrator's decision and, within 60 days (120 days if special circumstances require additional time) of the request for reconsideration of the denied claim, the Committee shall notify the claimant in writing of the Committee's final decision. If a Participant or beneficiary shall fail to file a request for review of his claim denial, he shall have no right to review and shall have no right to bring action in any court and the denial of his claim shall become final and binding on all persons for all purposes.

          11.9 Uniform Rules. The Committee shall perform its duties with respect to Plan administration on a reasonable and nondiscriminatory basis and shall apply uniform rules to all Participants similarly situated.

          11.10 Indemnification. To the extent permitted by law, no person (including the Employers, a trustee, any present or former Committee member, and any present or former director, officer or employee of any Employer) shall be personally liable for any act done or omitted to be done in good faith in the administration of the Plan or the investment of the Trust Fund. To the extent permitted by law, each present or former director, officer or employee of any Employer to whom the Committee or an Employer has delegated any portion of its responsibilities under the Plan and each present or former Committee member shall be indemnified and saved harmless by the Employers (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the Plan) from and against any and all claims of liability to which they are subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the Plan or the investment of the Trust Fund, including all expenses reasonably incurred in their defense if the Employers fail to provide such defense.


                                  ARTICLE 12
                                  ----------

                           Relating to the Employers
                           -------------------------

          12.1 Action by Employers. Any action required or permitted of an Employer under the Plan shall be by resolution of its Board of Directors or by a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.

          12.2 Additional Employers. Any Subsidiary or other Related Company that is not an Employer may adopt the Plan and become an Employer hereunder by filing with the trustee and the Committee a certified copy of a resolution of the Board of Directors of the Subsidiary or other Related Company providing for its adoption of the Plan and a certified copy of a resolution of the Board of Directors of the Corporation consenting to such adoption. To the extent required by applicable Code provisions and Treasury regulations, any limitations on contributions set forth herein shall be applied separately to Employers, Related Companies and Subsidiaries that constitute different Controlled Groups.

          12.3 Restrictions as to Reversion of Trust Fund to Employers. The Employers shall have no right, title or interest in the assets of the Plan, nor will any part of the assets of the Plan at any time revert or be repaid to an Employer, directly or indirectly, except as follows:

     (a) If the Internal Revenue Service initially determines that the Plan, as applied to any Employer, does not meet the requirements of a "qualified plan" under Section 401(a) of the Code, the assets of the Plan attributable to contributions made by that Employer under the Plan shall be returned to that Employer within one year of the date of denial of qualification of the Plan as applied to that Employer.

     (b) If a contribution or a portion of a contribution is made by an Employer as a result of a mistake of fact, such contribution shall not be considered to have been contributed under the Plan by that Employer and, after having been reduced by any losses of the Trust Fund allocable thereto, shall be returned to that Employer within one year of the date the amount is contributed under the Plan.

     (c) Each contribution made by an Employer is conditioned upon the continued qualification of the Plan and the deductibility of such contribution as an expense for federal income tax purposes and, therefore, to the extent that a contribution is made by an Employer under the Plan for a period for which the Plan is not a qualified plan or the deduction for a contribution made by the Employer is disallowed, then such contribution or portion of a contribution, after having been reduced by any losses of the Trust Fund allocable thereto, shall be returned to that Employer within one year of the date of determination of the nonqualified status of the Plan or the date of disallowance of the deduction.


                                   ARTICLE 13
                                   ----------

                           Amendment and Termination
                           -------------------------

          13.1 Amendment. While the Employers expect and intend to continue the Plan, the Corporation must necessarily reserve and hereby does reserve the right, subject to section 12.3, to amend the Plan from time to time, except that the duties and liabilities of the Committee cannot be changed substantially without its consent and no amendment shall reduce the value of a Participant's benefits to less than the amount he would be entitled to receive if he had resigned from the employ of all of the First Chicago Companies on the day of the
amendment.   The Chairman of the Corporation may amend the Plan in any non-
material respect. Whether an amendment is material shall be determined by the Chairman in his sole discretion. Material amendments to the Plan shall be approved by the Organization, Compensation and Nominating Committee of the Board or the Board.

          13.2 Termination. The Plan will terminate as to all Employers on any date specified by the Corporation, and as to any Employer on any date specified by that Employer, if thirty days' advance written notice of the termination is given to the Committee, the trustee, and, in the case of the termination of the entire Plan, any other Employers. The Plan also will terminate as to an individual Employer on the first to occur of the date that Employer is judicially declared bankrupt or insolvent, the date that Employer ceases to qualify as a subsidiary or related company, or the dissolution, merger, consolidation or reorganization of that Employer, or the sale by that Employer of all or substantially all of its assets, except that in any such event arrangements may be made with the consent of the Corporation whereby the Plan will be continued by any successor to that Employer or any purchaser of all or substantially all of its assets without a termination thereof, in which case the successor or purchaser will be substituted for that Employer under the Plan; provided that if any Employer is merged, dissolved or in any way reorganized into, or consolidated with, any other Employer, the Plan as applied to the former Employer will automatically continue in effect without a termination thereof. Notwithstanding the foregoing, if any of the events described above should occur but some or all of the Participants employed by an Employer are transferred to employment with one or more of the other Employers coincident with or immediately after the occurrence of such event, the Plan as applied to those Participants will automatically continue in effect without a termination thereof.

          13.3 Vesting on Termination. As provided in section 6.1, the rights of all affected employees in their Account balances is nonforfeitable and shall remain nonforfeitable on termination or partial termination of the Plan as respects all Employers or any single Employer.

          13.4 Plan Merger. In no event shall there be any merger or consolidation of the Plan with, or transfer of assets or liabilities to, any other plan unless each Participant in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

          13.5 Notice of Amendment, Termination or Plan Merger. Participants affected thereby will be notified of an amendment, termination, merger or consolidation of the Plan within a reasonable time.

                                 ARTICLE 14
                                 ----------

                              Top-Heavy Plan Rules
                              --------------------

          14.1 Key Employees. An employee or former employee shall be a "key employee" for any Plan Year if during such Plan Year or during any of the four preceding Plan Years the employee is:

     (a) an officer of an employer (as defined below) having an annual compensation (as defined in section 9.1) greater than 150 percent of the amount in effect under Section 415(c)(1)(A) of the Code for any such Plan Year, or

     (b) one of the ten employees of an employer having annual compensation from an employer of more than the limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) the largest interests in the employer, or

     (c) any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent of the outstanding stock of the employer or stock possessing more than five percent of the total combined voting power of all the Company Stock, or

     (d) any person having annual compensation in excess of $150,000 who owns (or is considered as owning within the meaning of Section 318 of the Code) more than one percent of the outstanding stock of the employer or stock possessing more than one percent of the total combined voting power of all the employer's stock.

For purposes of subparagraph (a) above, if the number of officers exceeds 50, only the 50 officers with the highest compensation shall be considered key employees and if the number of officers is less than 50, the number of officers considered key employees shall not exceed the greater of three such officers or ten percent of all employees. For purposes of subparagraphs (c) and (d) above,
Section 318(a)(2)(C) of the Code shall be applied by substituting "five percent" for the reference to "50 percent" therein and the rules of Section 414(b), (c) and (m) of the Code shall not apply for determining ownership in the employer. For purposes of this Article 14, the term "employer" includes all corporations which are members of a controlled group of corporations which includes the Corporation under Section 414(b) of the Code, all trades or businesses (whether or not incorporated) which are under common control with the Corporation under
Section 414(c) of the Code and any service or other organization which is a member of an affiliated service group with the Corporation under Section 414(m) of the Code. The beneficiary of a key employee shall be considered a key employee.

          14.2 Top-Heavy Plan. The Plan will be considered a "top-heavy plan" for any Plan Year if as of the last day of the preceding Plan Year (but the last day of the initial Plan Year in the case of that year) (the "determination date") the sum of (i) the aggregate of the Accounts of all key employees under the Plan and all other defined contribution plans in an aggregation group of plans as described in section 14.3 below, and (ii) the present value of the aggregate cumulative accrued benefits for key employees under all defined benefit plans in an aggregation group of plans exceeds 60 percent of such sum determined for all Participants under all such plans, excluding Participants who are former key employees. There shall be included in the determination of a Participant's Accounts and accrued benefit under such plans any amounts distributed to him during the preceding five year period. Notwithstanding the foregoing, if any individual has not performed any services for the employer at any time during the five-year period ending on the determination date, any Account of such individual (and the accrued benefit for such individual) shall not be included for purposes of this section. Furthermore, a rollover contribution initiated by a Participant and made to any Plan in an aggregation group of plans shall not be taken into account for purposes of determining whether the Plan is a top-heavy plan.

          14.3 Aggregation Groups. All employer plans in a required aggregation group of plans shall be considered to be top-heavy plans if either the required or permissive aggregation group of plans is determined to be top-heavy under section 14.2 above. If the required or permissive aggregation group of plans is not a top-heavy group, no employer plans in the group shall be considered to be top-heavy plans. A "required aggregation group of plans" shall include each employer plan in which a key employee participates and any other employer plan which enables any plan in which a key employee participates to meet the coverage and nondiscrimination requirements of Sections 401(a)(4) or 410 of the Code. A "permissive aggregation group of plans" shall include all plans in the required aggregation group plus any other employer plans which satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the required aggregation group of plans.

          14.4 Special Minimum Contributions. Notwithstanding the provisions of subsections 3.1(a) above, the amount contributed by an employer in accordance with subsections 3.1(a) for each Participant (whether active or inactive) for each Plan Year in which the Plan is considered a top-heavy plan (as defined in section 14.2) shall not be less than the lesser of (i) four percent of the Participant's total compensation for that year, or

(ii) the highest percentage of compensation contribution (disregarding compensation in excess of $200,000 or such other maximum amount as may be permitted from time to time by the Secretary of the Treasury or his delegate or by law) contributed by such employer under subsection 4.1(a) for such Plan Year on behalf of a key employee; provided, however, that in the case of an employee covered under this Plan and a defined benefit plan maintained by the employer, for each Plan Year for which this Plan and such defined benefit plans are considered top-heavy plans, if such employee receives the top-heavy minimum contribution specified in such defined benefit plan, such employee need not receive the minimum contribution specified in this section.

                                   APPENDIX A
                                   ----------

                                INVESTMENT FUNDS
                                ----------------



(a)  Pegasus Money Market Fund

(b)  Pegasus Bond Fund

(c)  Pegasus Managed Assets - Conservative Fund

(d)  Pegasus Managed Assets - Balanced Fund

(e)  Putnam Assets Allocation Growth Fund

(f)  Pegasus Growth and Value Fund

(g)  Putnam Vista Fund

(h)  Pegasus Mid-Cap Opportunity Fund

(i)  Putnam Voyager Fund

(j)  Putnam International Growth Fund

(k)  Putnam New Opportunities Fund

(l)  FCNBD Common Stock

                                  SUPPLEMENT B
                                  ------------

           FIRST CHICAGO NBD CORPORATION SAVINGS AND INVESTMENT PLAN
           ---------------------------------------------------------

            Special Benefit Schedule for Former Participants in the NBD Bancorp, Inc. Employees' Savings and Investment Plan

     Pursuant to section 1.7, this Supplement B is made a part of the Plan and supersedes any provisions thereof which are not consistent with this Supplement B.

B-1  Effective Date:     January 1, 1997.

B-2 Participating Group: Former employees of NBD Bancorp, Inc. and its affiliates.

B-3 Eligibility: As of the Effective Date, the employees described in section B-2 who are employed by an Employer, Related Company or Subsidiary became eligible to participate in the Plan subject to its normal terms, except that any such individual who was not already a participant in the NBD Plan when that plan was merged into the Plan shall be eligible to participate in the Plan at the earlier of the date he would have been eligible to participate in the NBD Plan (had it not been merged into the Plan) or the date determined under section 3.1, recognizing all pre-merger service with NBD and its affiliates as though it were service with a Related Company.

B-4 Special Distribution Provisions: Any Participant may choose to have the portion of his Accounts attributed to his NBD Plan balance as of December 31, 1996 distributed in the form of an annuity purchased from a commercial insurance company. If a married Participant elects distribution in the form of an annuity, the following rules shall apply and shall supersede any other provision of the Plan to the contrary:

          (a) The vested portions of the Participant's Accounts, less any outstanding loan balance, shall be used to purchase a nontransferable "Joint and Survivor Annuity" (that is, an annuity payable for the life of the Participant with a survivor annuity payable for the life of his spouse which is not less than 50% of the amount of the annuity payable during the joint lives of the Participant and spouse), unless he elects another form of annuity and, if applicable, a beneficiary other than his spouse, with the consent of his spouse to such form and beneficiary, during the 90-day period immediately preceding his annuity starting date.

          (b) No consent by the spouse to the election of a form of annuity other than the Joint and Survivor Annuity and, if applicable, beneficiary other than the spouse shall be effective unless it is in writing, acknowledges the effect of such consent and is witnessed by a Plan representative or a notary public (unless the Committee determines that there is no spouse, that the spouse cannot be located, that the Participant and his spouse are legally separated, that the Participant has been abandoned (under applicable state law) and the Participant has a court order to that effect, or that consent may be waived because of such other circumstances as regulations or rulings under Code section 417 set forth).

          (c) During the period between his election of an annuity and his distribution date, no loan may be made to a Participant, no amount may be withdrawn by the Participant and no amount may be distributed to the Participant in any form other than a Joint and Survivor Annuity, without the written consent of the spouse as provided in subsection (b) of this section.

          (d) Subject to subsection (e) below, if the Participant dies during the period between his election of an annuity and his distribution date, the vested portions of his Accounts (less any borrowed amounts) shall be paid to his spouse in the form of a life annuity as of the Valuation Date next following the date the Participant would have attained age 65 or, if the spouse so elects, as soon as practicable after any earlier Valuation Date next following his death; provided, however, that a spouse to whom payment is due under this subsection (d) may elect to have such vested portions, if any, distributed in the form of a lump sum payment.

          (e) The provisions of subsection (d) above shall not apply, if the spouse consents to the designation of a Designated Beneficiary other than the spouse during the period between the Participant's election of an annuity and his death, and acknowledges that such consent to the Participant's designation of such Designated Beneficiary constitutes the spouse's consent to the Participant's waiver of a qualified preretirement survivor annuity payable to the spouse in accordance with section 417 of the Code.

          (f) A Participant may revoke his election pursuant to this subsection, and may make a new election of any form of distribution permitted under the Plan, at any time before purchase of the Annuity contract, provided, however, that if the effect of such revocation is to select a distribution form other than a Joint and Survivor Annuity, it shall be ineffective without the written consent of his spouse in accordance with section (b) to the new form of distribution and, if applicable, a beneficiary other than the spouse.

B-5 Preservation of Protected Rights and Features. Prior to the Effective Date, the NBD Plan had been the recipient of moneys (by merger or transfer) to which certain protected rights or features (within the meaning of Section 411(d)(6) of the Code) attached. To the extent provided in the NBD Plan immediately prior to the Effective Date, any such rights and features shall be incorporated herein by reference.

                                  SUPPLEMENT C
                                  ------------
                                     TO THE
                                     ------
                           FIRST CHICAGO CORPORATION
                           -------------------------
                            SAVINGS INCENTIVE PLAN:
                            -----------------------
                                    THE ESOP
                                    --------


C-1 Introduction. This Supplement C to the First Chicago Corporation Savings Incentive Plan shall be known as the First Chicago Corporation ESOP Fund (the "ESOP"). The ESOP provides for the investment of Employer and Participant contributions (as described in Articles 4 and 5 of the Plan), and the earnings thereon in Company Stock, so that Participants will have an opportunity to become stockholders of the Corporation. The effective date of the ESOP is July 1, 1996.

     The Corporation intends that the Plan and the ESOP together shall constitute a single plan under ERISA and the Code. Accordingly, the provisions set forth in the other sections of the Plan shall apply to the ESOP in the same manner as those provisions apply to the remaining portions of the Plan, except to the extent that those provisions are by their terms inapplicable to the ESOP, or to the extent that they are inconsistent with the specific provisions set forth below in this Supplement C. Except as provided in this Supplement C, the amendment of the Plan to include the ESOP shall not affect any beneficiary designations or any other applicable agreements, elections, or consents that Participants, spouses, or beneficiaries validly executed under the terms of the Plan before the effective date of the ESOP; and such designations, agreements, elections, and consents shall apply under the ESOP in the same manner as they apply under the Plan.

     The ESOP, as set forth in this Supplement C, is intended to meet the requirements of an employee stock ownership plan, as defined in Section 4975(e)(7) of the Code and the accompanying regulations, and Section 407(d)(6) of ERISA. As provided below, the ESOP is designed to invest primarily in qualifying employer securities of the Corporation.

C-2  Eligibility.   An employee shall become a Participant in the ESOP on the
     effective date of the ESOP, provided that such Employee was a Participant in the Plan on that date and has part or all of his Accounts invested in Company Stock. Any other Employee shall become a Participant in the ESOP as of the date on which such Employee becomes a Participant in the Plan and elects to invest part or all of his Accounts in Company Stock.

C-3 Investments in Company Stock. Participants may elect to have a portion or all of their Accounts invested by the trustee in Company Stock. The portion of a Participant's Accounts invested in Company Stock shall be known as the "ESOP Fund". For this purpose it is intended that the ESOP be considered an "eligible individual account plan" which explicitly provides for the acquisition and holding of "qualifying employer securities" (as those terms are defined in Sections 407(d)(3) and 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and that the trustee may invest up to 100 percent of the Trust fund held by it in Company Stock, to the extent elected by Participants. Company Stock may be acquired by the trustee through purchases on the open markets private purchases, purchases from the Employers (including purchases from the Corporation of treasury shares or authorized but unissued shares), contributions in kind by the Employers, or otherwise. The trustee in its discretion may hold a portion of the ESOP Fund in cash or cash equivalents to meet liquidity needs for distribution and while pending investment in Company Stock.

C-4 Allocation of Company Stock. As of each Valuation Date all unallocated Company Stock then held under the Trust shall be considered as purchased for the Accounts of Participants who have elected to invest in Company Stock to the extent their respective Accounts can be charged therefore on the basis of the average purchase price paid for such Stock, and such Company Stock shall be so allocated to Participants' Accounts and their Accounts charged therefore. For purposes of allocating Company Stock and charging Accounts therefore, the average purchase price of Company Stock to be charged to Participants' Accounts shall be determined by dividing the total purchase price paid for all Company Stock purchased by the trustee since the preceding Valuation Date by the total number of shares of unallocated Company Stock (excluding Company Stock resulting from stock dividends on or split ups of allocated Company Stock). In applying the provisions of the next preceding sentence, unallocated Company Stock which has been contributed by the Employers as a part of the Employers' contribution shall be deemed to have been purchased by the trustee for an amount equal to the fair market value of such shares when they were contributed. In addition, any Unallocated Company Stock to be allocated as of a Valuation Date shall include Company Stock resulting from trades which have been settled by that Valuation Date. Company Stock which becomes available for sale as a result of the election of separating Participants to receive their distribution in cash or elections to transfer funds from the ESOP Fund to another Investment Fund shall likewise be allocated to Participants' Accounts', and their Accounts charged therefore. For purposes of allocating said shares of Company Stock and charging Accounts therefore, the average purchase price of such Company Stock shall be the fair market value of Such shares on the preceding Valuation Date.

C-5 Additional Accounting Rules for Company Stock. The following additional miles apply regarding Company Stock.

     (a) As of each Valuation Date, Uncredited whole and fractional shares of Company Stock resulting from stock dividends or splits attributable to Company Stock previously allocated to a Participant's Accounts shall be credited to his Accounts.

     (b) If rights or warrants are issued with respect to any Company Stock held by the trustee, such rights or warrants shall be appropriately reflected in Participants' Accounts in accordance with rules established by the Committee and uniformally applied until sold or exercised by the trustee and the proceeds appropriately reflected as directed by the Committee.

C-6 Voting and Tender of Company Stock. The Committee shall furnish or cause to be Misled to each Participant who has Company Stock credited to his Accounts notice of the date and purpose of each meeting of the stockholders of the Corporation at which Company Stock are entitled to be voted. The Committee shall request from each such Participant instructions as to the voting at that meeting of Company Stock credited to his Accounts. If the Participant furnishes Such instructions within the time specified in the notification given to him, the trustee shall vote such Company Stock in accordance with the Participant's instructions. All Company Stock credited to Accounts as to which the trustee does not receive voting instructions as specified above and all unallocated Company Stock held by the trustee shall be voted by the trustee proportionately in the same manner as it votes Company Stock to which the trustee has received voting instructions as specified above unless otherwise required by ERISA. Similarly, the Committee shall furnish to each Participant who has Company Stock credited to his Accounts notice of any tender offer for, or a request or invitation for tenders of, Company Stock made to the trustee. The Committee shall request from each such Participant instructions as to the tendering of Company Stock credited to his Accounts and for this purpose the Participants shall be provided with a reasonable period of time in which they may consider any such tender offer for, or request or invitation for tenders of, Company Stock. The trustee shall tender the Company Stock as to which the trustee has received instructions to tender from Participants within the time specified. Company Stock credited to Accounts as to which the trustee has not received instructions from Participants shall not be tendered, unless otherwise required by ERISA. As to all unallocated Company Stock held by the trustee, the trustee shall tender the same proportion thereof of the Company Stock as to which the trustee has received instructions from Participants to tender bear to all Company Stock with respect to which the trustee has received instructions from Participants to tender and not to tender.

C-7 Payment of Dividends. Any cash dividend paid with respect to Company Stock which is held in Participant Accounts will be paid directly in cash to such Participants or will be paid in cash to the trustee and, within 90 days following the close of the Plan Year, shall be distributed to such Participants. At the direction of the Committee the trustee shall retain a dividend disbursing agent. Notwithstanding the above, if directed by the Committee, the trustee shall provide that the dividend payments be made (1) by the dividend disbursing agent directly to Participants, (2) by the dividend disbursing agent to the Corporation's payroll department which shall serve, for this purpose, as agent for the Participants, or (3) by the dividend disbursing agent to the trustee who is hereby authorized to pay any dividend directly to participants or to appoint the Corporation's payroll department as disbursing agent for the trustee. Notwithstanding the above, a cash dividend will not be paid to a Participant if as of the applicable record date such Participant's Accounts hold less than one share of the Company Stock, rather such dividend will be retained in the ESOP as it was prior to the effective date of the ESOP. Participant's accounts as it was prior to the effective date of the ESOP.

     In addition, with respect to any Plan Year, a Participant described below will not receive a cash dividend payment (unless such Participant affirmatively elects otherwise):

          (i) The Participant is not eligible for the Supplemental Savings Incentive Plan and, because of Sections 402(g) or 415 of the Code, is expected to be unable to increase the amount of his deferral under Section 5.1 of the Plan in an amount equal to such Participant's projected annual dividend payment; or

          (ii) The Participant will receive Compensation on the pay date when the cash dividend would otherwise

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               have been distributed which will be less than the dividend to be distributed on such date.

     In any Such case, the dividend will be retained in the ESOP as it was prior to the effective date of the ESOP, unless such Participant affirmatively elects to have the dividend distributed, in which case such Participant will also be deemed to have elected not to have his Compensation reduced by an amount equal to the cash dividend.

C-8 Participant Deferral Election. Subject to the limitations of Articles 5 and 9 of the Plan, unless otherwise elected by a Participant, a Participant's election under Section 5.1 of the Plan to reduce his Compensation from his Employer and have Such amount contributed on his behalf to the Plan, shall be increased by the amount of the cash dividend paid to the Participant under Section C.7.

     Any amount contributed on behalf of a Participant to the Plan under this Section C.8 shall not be eligible for Employer Matching Contributions described in Section 4.1 and shall not be Subject to the six percent limitation or the whole percent requirement under Section 5.1.

C-9  Distribution of Company Stock.
     ------------------------------

     (a)  General Rule.
          ------------

          Upon a Participant's Settlement Date, the Participant (or, if applicable, the Participant's beneficiary) shall be entitled to receive a distribution of the Company Stock then credited to his Accounts under the ESOP Fund at the same time and in the same manner as he receives a distribution of the other portions of his Account balances in accordance with Article 7 of the Plan. A Participant shall not be entitled to elect a time or method of distribution, or to designate a beneficiary, with respect to such Company Stock that is different from the time and method of distribution and beneficiary that are applicable to the other portions of his Participant Accounts.

     (b)  Cash-Outs.
          ---------

          For purposes of determining, pursuant to Article 7, whether a Participant's Account balances exceed $3,500, the Participant's ESOP Fund shall not be considered separately, but shall be included with the other portions of his Participant Accounts.

     (c) Distributions in Company Stock.
         -------------------------------

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          In accordance with Section 7.2 of the Plan, all Company Stock held in a Participant's Accounts shall be distributed in kind, unless the Participant elects to receive such distribution in cash.

C-10 Withdrawal and Diversification Rights.
     -------------------------------------

     (a)  Withdrawals.
          -----------

          A Participant may withdraw amounts from his Accounts invested in the ESOP Fund subject to the same rules as apply to withdrawals from the Participant's Accounts under Article 8 of the Plan. A Participant may elect to receive any withdrawal described in this subsection (a) in the form of Company Stock rather than in cash.

     (b)  Diversification.
          ---------------

          It is the intent of the Employers that the participant's withdrawal fight described in subsection C. 9(a), above, and the fact that the Participant has the right, in accordance with Sections 6.3 and 6.7 of the Plan, to direct how his Account balances shall be invested, shall satisfy the diversification requirements of Section 401(a)(28) of the Code. Accordingly, a Participant shall not be entitled to have his share of the ESOP Fund and any earnings attributable thereto invested in any Investment Fund other than the ESOP Fund, except as provided in
          Section 6.3 of the Plan.

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